Exhibit 99.1
Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE

BARNES GROUP INC. APPOINTS PATRICK J. DEMPSEY, CHIEF OPERATING OFFICER AND ALIGNS GLOBAL BUSINESS UNITS INTO THREE REPORTING SEGMENTS

BRISTOL, Conn., February 13, 2012- Barnes Group Inc. (NYSE: B) today announced the appointment of Patrick J. Dempsey as Senior Vice President and Chief Operating Officer. The Company also announced the realignment of its business units to better serve its customers and to accelerate growth. This organizational realignment results in three reportable segments: Aerospace, Industrial and Distribution.

“Following the successful divestiture of our Barnes Distribution Europe businesses and the implementation of our targeted, customer-focused aerospace strategy, this realignment is the next logical step in positioning Barnes Group for long-term profitable growth,” said Gregory Milzcik, President and Chief Executive Officer of Barnes Group Inc. “Patrick has served as an integral member of the leadership team for over a decade - helping to develop and implement strategic initiatives to drive growth and optimize our operational effectiveness and profitability. Patrick's experience and expertise makes him well-suited to lead our operations globally.”

Barnes Group's new structure is designed to provide increased customer service, drive product differentiation, and accelerate the Company's growth initiatives.

Barnes Group's three business segments are:

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Aerospace - a producer of precision-machined and fabricated components and assemblies for original equipment manufacturer (“OEM”) turbine engine, airframe and industrial gas turbine builders throughout the world, and for the military; a provider of jet engine component overhaul and repair services for many of the world's major turbine engine manufacturers, commercial airlines and the military; and a manufacturer and provider of aerospace aftermarket spare parts and the repair of aerospace engine components.

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Industrial - a global supplier of high quality manufactured precision components for critical applications serving diverse industrial end markets, such as transportation, energy, electronics, medical and consumer products.

•
Distribution -an industry leader in logistics support through vendor managed inventory and technical sales for maintenance, repair, operating and production supplies, as well as the design, manufacture and distribution of engineered supplies for the global industrial base.

Mr. Dempsey has been with Barnes Group since 2000, most recently serving as Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services. In his new role, Mr. Dempsey will have full responsibility and oversight of the three business segments and continue to report to Greg Milzcik, the Company's Chief Executive Officer. “I have the utmost confidence in Patrick and look forward to working with him as COO as we continue our efforts to achieve operational excellence, superior customer service, and enhanced growth in today's global marketplace,” said Milzcik.

Beginning in the first quarter of 2012, the Company's segment information will be reported under the new segment structure and previously reported segment information will be adjusted on a retrospective basis to reflect this change.

About Barnes Group
Founded in 1857, Barnes Group Inc. (NYSE:B) is an international aerospace and industrial components manufacturer and logistics services company serving a wide range of end markets and customers. The products and services provided by Barnes Group are critical components for far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 4,400 dedicated employees, at more than 50 locations worldwide, are committed to achieving consistent and sustainable profitable growth.  For more information, visit www.BGInc.com.  Barnes Group, the Critical Components People.

Forward-Looking Statements
Certain of the statements in this press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as “anticipated,” “believe,” “expect,” “plans,” “strategy,” “estimate,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the current or worsening disruptions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; restructuring costs or savings; the impact of the acquisition of the BDE businesses by Berner SE and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; introduction or development of new products or transfer of work; changes in raw material or product prices and availability; foreign currency exposure; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; outcome of contingencies; future repurchases of common stock; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
William Pitts
Director of Investor Relations
860-583-7070